March 26, 2014

Investors May Contact:
Anne Walker, Bank of America, 1.646.855.3644
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112

Reporters May Contact:
Jerry Dubrowski, Bank of America, 1.980.388.2840
jerome.f.dubrowski@bankofamerica.com

Bank of America to Increase Quarterly Common Stock Dividend to $0.05 per Share and Authorizes a New $4 Billion Common Stock Repurchase Program

CHARLOTTE - Bank of America today announced that it intends to increase its quarterly common stock dividend to $0.05 per share, beginning in the second quarter of 2014. Also, the Board of Directors authorized a new $4.0 billion common stock repurchase program. This authorization, which covers both common stock and warrants, replaces the prior year’s common stock repurchase program that expires on March 31, 2014.

The Federal Reserve Board has informed the company that it completed its 2014 Comprehensive Capital Analysis and Review and that it did not object to the company’s capital plan, including the proposed dividend increase and repurchase program, covering the period from the second quarter of 2014 through the first quarter of 2015.

"Over the last few years we have focused on positioning the company to return capital to our shareholders,” said Chief Executive Officer Brian Moynihan. “We know that increasing the common dividend is important to our shareholders and we are pleased that we can continue to return excess capital through both repurchases and dividends.”

Dividends will continue to be subject to the Board’s approval at the customary times those dividends are declared. The company has historically paid its second quarter common stock dividend in late June. The timing and exact amount of common stock or warrant repurchases will be consistent with the company’s capital plan and will be subject to various factors, including the company’s capital position, liquidity, financial performance and alternative uses of capital, stock trading price, and general market conditions, and may be suspended at any time. The common stock or warrant repurchases may be effected through open market purchases or privately negotiated transactions, including Rule 10b5-1 plans, over the four quarters beginning with the second quarter of 2014.

Forward-looking Statements

Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America based on available information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America's Annual Report on Form 10-K for the year ended December 31, 2013 and in any of Bank of America's other subsequent Securities and Exchange Commission filings.

Bank of America

Bank of America is one of the world's largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 50 million consumer and small business relationships with approximately 5,100 retail banking offices and approximately 16,300 ATMs and award-winning online banking with 30 million active users and more than 14 million mobile users. Bank of America is among the world's leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

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